Exhibit 10.51

EXPLANATORY NOTE: [**] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

DEVELOPMENT AGREEMENT FOR PRODUCTS BETWEEN ELITE PHARMACEUTICALS, INC. AND MIKAH PHARMA

This DEVELOPMENT AGREEMENT (the “Agreement”), dated December 3, 2018 (the “Effective Date”) between Mikah Pharma LLC, 20 Kilmer Drive, Hillsborough, NJ 08844 (“Mikah”) and Elite Laboratories, Inc. (a subsidiary of Elite Pharmaceuticals, Inc.), organized under the laws of the State of Delaware, with offices at 165 Ludlow Avenue, Northvale, New Jersey, USA (“Elite”); Mikah and Elite may sometimes hereinafter be referred to as a “Party” or collectively as the “Parties”.

WHEREAS Mikah is engaged in the research, development, and licensing of generic pharmaceutical products; and

WHEREAS Elite is engaged in the research, development, manufacturing, sales and marketing of generic products;

WHEREAS Mikah and Elite wish to collaborate to develop and commercialize generic products including formulation development and analytical method development and bioequivalence studies and manufacture of development batches of generic products:

NOW, THEREFORE in consideration of the mutual covenants and agreements contained herein, the sufficiency, adequacy and satisfaction of which are hereby acknowledged, Mikah and Elite hereby agree as follows:

ARTICLE 1

DEFINITIONS

The following terms shall have the meanings set forth in this Agreement:

1.1	“Affiliate” shall mean any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with, a party or its assignee. Control shall be determined based upon either their legal right to control or de facto control of the entity.

1.2	“Agreement” shall have the meaning set forth in the Preamble and shall include any exhibits and attachments hereto.

1.3	“ANDA” shall mean Abbreviated New Drug Application pursuant to the applicable part of FD&C Act, and any supplements and amendments thereto which may be filed by the Parties.

1.4	“API” shall mean the active pharmaceutical ingredient.

1.5	“Data” shall refer to all data, materials, plans, reports, test results and other information developed in connection with the Products.

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1.6	“FDA” shall mean the United States Food and Drug Administration.

1.7	“FD&C Act” shall mean the United States Federal Food, Drug and Cosmetics Act, (21 U.S.C. 301, et seq.), as amended from time to time, and any regulation promulgated thereunder, including, without limitation, all current Good Manufacturing Practices and current good laboratory practices as defined therein, in each case, as amended from time to time.

1.8	“Force Majeure” shall mean the occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided, including, but not limited to, fire, accident, work stoppage, sabotage, strike, riot, civil commotion, terrorism, act of God or change in law.

1.9	“Know-How” means proprietary know-how, trademarks, inventions, data, technology and information relating to Product, which either Party hereto has the lawful right to disclose to the other Party. “Know-How” shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical, toxicological testing as well as other scientific data relating to Product.

1.10	“Product” means products as listed in Exhibit A.

1.11	“Regulatory Filings” means filings with the FDA such as the ANDA.

1.12	“Regulatory Approvals” shall mean the approvals required under the FD&C Act to sell and market the Product in the Territory.

1.13	“Territory” means the United States of America, its territories, possessions, commonwealths.

ARTICLE 2

DEVELOPMENT

2.1	Product Development. Mikah will provide, at its sole cost and expense, an approvable, generic bioequivalent formulation of the Product, including all formulation know-how, analytical methods and API sourcing

2.2	The Parties will collaborate to transfer the formulation and methods to Elite’s facility and to file the product.

2.3	Elite will, on a contract basis, transfer in the formulation, manufacture submission batches and file the Product as directed by Mikah. Elite will provide its facility including, but not limited to, equipment, analytical, quality assurance, regulatory support and legal. Elite will manufacture, as directed by Mikah, required pilot, pivotal clinical trials, and registration batches. Elite will, as directed by Mikah, transfer in all methods and perform method validation for assay, dissolution, impurity, and cleaning. Elite will perform release testing and stability studies for development. These functions performed by Elite are collectively the “Services”.

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

2.4	Mikah will be responsible for API costs.

2.5	Mikah will be responsible for the cost of the BE studies.

2.6	The parties will negotiate in good faith a Manufacturing and Supply Agreement to produce the Products in which Elite will have the right to contract manufacture Product at cost plus [**]% (cost of materials, labor, and allocable overhead costs per GAAP including GDUFA facility fee).

ARTICLE 3

REGULATORY

3.1       Elite shall be responsible for the filing and prosecution of the ANDA with the FDA and Mikah shall own any ANDA filed and/or approved. Following Regulatory Approval, Mikah shall have sole discretion with respect to the maintenance of the ANDA, correspondence with and reporting to the FDA and other regulatory authorities,

ARTICLE 4

PAYMENTS

4.1       Mikah shall pay Elite for services rendered at cost plus [**]%. Services hours shall be tracked by Elite with appropriate signed offs. Out-of-pocket expenses will be charged at the invoiced cost.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties:

(a)	Each Party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.

(b)	Each Party represents and warrants to the other that its obligations created under this Agreement do not conflict in any manner with any of its pre-existing obligations.

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(c)	Each Party represents and warrants to the other that it is the owner of any Know-How to be used or relied upon by such Party in performing its obligations under this Agreement.

(d)	Both Mikah and Elite represent and warrant that:

(i)	it has not received any notice or claim that the use of its Know-How infringes any patent or intellectual property rights of any third party in the Territory; and

(ii)	to its actual knowledge, without any independent investigation, the use of its Know-How will not infringe any patent or intellectual property rights of any third party in the Territory.

(e)	Each Party hereby represents and warrants that it is not in violation of any law or regulation, nor is it aware of any violation of any law or regulation by any other Person, which violation could reasonably be expected to adversely affect its performance of its obligations hereunder, and except as otherwise contemplated hereby, such Party holds each of the licenses, permits, approvals or authorizations necessary with respect to its current business and operations (and its rights and obligations contemplated hereby) in compliance with all laws and regulations and maintains compliance with cGMP.

5.2	Cooperation Upon Bankruptcy. If there is a voluntary or involuntary filing of a petition for bankruptcy, insolvency or placing in receivership of either Party, the Party shall use, and cause its representatives and affiliates to use, best efforts to make all necessary arrangements and take all required actions to permit the other Party to retain all rights hereunder with respect to the Products.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1	Elite shall be responsible for the patent reviews.

6.2	With respect to any Product developed hereunder, Mikah shall own the Know-how and Intellectual Property. Mikah shall be responsible for filing and prosecuting the patents, defending the patents against infringement and defending patent infringement claims brought by others.

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6.3	LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS (OTHER THAN AS ARE ORDINARILY ENCOMPASSED BY CONTRACT DAMAGES), LOSS OF GOODWILL, OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ARISING UNDER ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

ARTICLE 7

TERM AND TERMINATION AND DEFAULT

7.1	Termination. Either Party shall have the option to terminate this Agreement upon the 30 day written notice to the other Party.

7.2	WARRANTY LIMITATION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5, THE PARTIES MAKE NO WARRANTIES, EXPRESSED OR IMPLIED, CONCERNING TECHNOLOGY, GOODS, SERVICES, RIGHTS OR THE MANUFACTURE AND SALE OF PRODUCTS, AND HEREBY DISCLAIM: ANY OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

ARTICLE 8

MISCELLANEOUS

8.1	Recitals. The recitals are hereby incorporated by reference and made part of this Agreement.

8.2	Survival. Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

(a)	The obligations of confidentiality set forth in Section 8.5 of Article 8 shall survive;

(b)	The Parties obligations under Article 5 shall survive; and

(c)	Any cause of action or claim of Mikah or Elite accrued or to accrue because of any breach or default by the other Party hereunder shall survive.

8.3	Entire Agreement; Amendment. This Agreement, with all of the Exhibits, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous verbal and written agreements, representations and warranties. This Agreement may be released, waived or modified only by written agreement signed by the Party against whom enforcement of any release, waiver, modification, or other change is sought.

EXPLANATORY NOTE: [**] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND

(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

8.4	Standard Forms. In ordering and delivering the services or Product, Mikah and Elite may employ their standard forms, but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and, in the case of any conflict herewith, the terms of this Agreement shall govern and control.

8.5	Confidentiality. Elite and Mikah shall not use, except in connection with this Agreement, nor disclose any information concerning the other Party's business or any proprietary information of the other Party, including but not limited to, technical or scientific data, unpublished findings, biological material, know-how, specifications, processes, techniques, patent, patent litigation strategies or tactics, trade secrets, algorithms, programs, designs, drawings, or formulae; and any engineering, manufacturing, marketing, financial, litigation, intellectual property or business plan, confidential knowledge, data or other similar information, whether received pursuant to this Agreement or otherwise ("Confidential Information") without the prior written consent of such other Party. The obligation of non-disclosure referred to above shall not apply to:

(i)	Information which is known to the receiving Party or one of its Affiliates or independently developed by the receiving Party or one of its Affiliates prior to the time of disclosure, in each case, to the extent evidenced by written records;

(ii)	Information disclosed to the receiving Party by a third party, which has a right to make such disclosure;

(iii)	Information which is or becomes patented, published or otherwise part of the public domain as a result of acts by the disclosing Party or a third person obtaining such information as a matter of right; or

(iv)	Information which is required to be disclosed by order of the FDA or similar authority in other countries or a court of competent jurisdiction; provided that the Parties shall use their best efforts to obtain confidential treatment of such information by the court or agency.

8.6	Force Majeure. Failure of any Party to perform its obligations under this Agreement as a result of Force Majeure shall not subject such Party to any liability or place it in breach of any term or condition of this Agreement to the other Party if such failure is caused by any cause beyond the reasonable control of such non-performing Party. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto of the occurrence and particulars of such Force Majeure and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least three (3) months, the other Party shall have the right to terminate this Agreement upon thirty (30) day notice.

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

8.7	Waiver. The failure of a Party to enforce any breach or provision of this Agreement shall not constitute a continuing waiver of such breach or provision and such Party may at any time thereafter act upon or enforce such breach or provisions of this Agreement. Any waiver of breach executed by either Party shall affect only the specific breach and shall not operate as a waiver of any subsequent or preceding breach.

8.9	Severability. If a court of competent jurisdiction declares any clause or provision of this Agreement invalid or unenforceable, such provision shall be severed and the remaining provisions of the Agreement shall continue in full force and effect. The Parties shall use their best efforts to agree upon a valid and enforceable provision as a substitute for the severed provision, taking into account the intent of this Agreement.

8.10	Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Elite, to:

Elite Pharmaceuticals, Inc.

Attn: CFO

165 Ludlow Avenue Northvale

New Jersey 07647

If to Mikah to:

Mikah Pharma LLC

Attn: CEO

20 Kilmer Drive

Hillsborough, NJ 08844

Any such notice provided pursuant to this Section 8.10 shall be deemed to have been received by the addressee ten business days following the date of dispatch of the notice or other document by registered mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. Notwithstanding the foregoing, any notice or other document sent by overnight delivery service, by hand or by facsimile and received by the recipient after 5:30 p.m. local time (of the recipient) shall be deemed to be delivered the next Business Day. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either party may change its address at which notice is to be received by written notice provided pursuant to this Section 8.10.

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8.11	Governing Law; Dispute Resolution; Venue. Agreement shall be construed, and the rights of the Parties determined, in accordance with the laws of the State of New Jersey without regard to conflict of law or choice of law rules. Any controversy or claim pursuant to this Agreement or the breach thereof shall be settled in accordance with Article 9 of this Agreement. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof, including any non-U.S. Court and both Parties agree that such non-U.S. Court shall apply judicial comity to any such judgment and enforcement thereof. For purposes of dispute resolution, including litigation, each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Essex County, State of New Jersey, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.12	Independent Parties. The relationship of the Parties under this Agreement is that of independent contractors. Neither Party shall be deemed to be the agent of the other, nor shall the Parties be deemed to be partners or joint venturers, and neither is authorized to take any action binding upon the other. Elite expressly acknowledges for itself, its employees, agents and subcontractors, that none of them are employees of Mikah and that none of them are entitled to participate in any benefit plans of Mikah. Elite further acknowledges that none of its employees, agents or subcontractors are eligible to participate in any benefit plans of Mikah, even if it is later determined that the status of any of them was that of an employee during the period of this engagement of Elite by Mikah.

8.13	Headings. The headings contained in this Agreement are included herein for reference and convenience and shall not affect the meaning of the provisions of this Agreement.

8.14	Publicity. Neither Party shall make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other Party hereto. Notwithstanding the foregoing, either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party's counsel may be required by law, government agencies, the U.S. Securities and Exchange Commission, or the rules of any stock exchange on which such Party's or its Affiliates' securities trade; provided, however, the Party making such disclosure shall provide the non-disclosing Party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the Parties hereto shall coordinate with one another regarding the timing, form and content of such disclosure.

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8.15	No Third Party Beneficiaries. Except as specifically stated to the contrary herein, no person or entity not a Party to this Agreement, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall either Party have any obligations or liabilities to such other person or entity by reason of this Agreement.

8.16	Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

82.17	Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and use commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

8.18	Counterparts; Facsimile, Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be executed by facsimile signatures or by a pdf (or other similar format) copy of the signature delivered by e-mail, which signatures shall have the same force and effect as original signatures.

18.19	Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

8.20	Currency. Wherever a monetary currency is indicated throughout this Agreement, that currency shall be United States Dollars, unless otherwise clearly indicated.

8.21	Days. Wherever reference is made to days, working days or any measurement of time in days, calendar days shall be used regardless of weekends and holidays. Wherever reference is made to “Business Days” such reference shall exclude weekend days and dates which are official government holidays in New Jersey.

(Signature Page follows)

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Mikah Pharma, LLC		Elite Pharmaceuticals, Inc.

By:	/s/ Nasrat Hakim	By:	/s/ Carter Ward
Name:	Nasrat Hakim	Name:	Carter Ward
Title:	CEO	Title:	CFO
Date:	12/5/18	Date:	12/5/18

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(II) WOULD BE COMPETITIVELY HARMFUL IN PUBLICLY DISCLOSED.

Exhibit A

PRODUCTS

The following table lists Products as defined in Section 1.10.

Products	RLD
TDB	TBD